UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2010

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda		HM 19
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 11, 2010, the Board of Directors (the “Board”) of RenaissanceRe Holdings Ltd. (the “Company”) announced that William F. Hecht will retire from the Board, effective August 11, 2010. In order to fill the vacancy created by Mr. Hecht’s departure, the Board has appointed Edward J. Zore, as a Class III director, effective August 11, 2010. Mr. Zore has been appointed by the Board to its Audit Committee.

In connection with his appointment, Mr. Zore will enter into a director retention agreement with the Company pursuant to the Form of Director Retention Agreement, which was previously filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K, dated March 31, 2003, which is incorporated herein by reference. The director retention agreement requires the Company to indemnify Mr. Zore to the fullest extent permitted by Bermuda law, except in certain limited circumstances.

On August 10, 2010, the Compensation and Corporate Governance Committee (the “Committee”) of the Board determined that Mr. Zore, in accordance with the Company’s previously disclosed compensation program for non-employee directors, will receive:

(i) a 2010 annual retainer of $60,000 cash, awarded on a prorated basis (such that Mr. Zore’s total cash retainer for 2010 is $30,000);

(ii) a 2010 per meeting fee of $3,000 cash; and

(iii) a grant of shares of RenaissanceRe Holdings Ltd. restricted stock having, at the time of grant, an aggregate fair market value of $55,000 representing a prorated portion of the annual restricted stock grant awarded to directors at the beginning of each Board year consistent with our director compensation program, vesting ratably over a three-year period on the anniversary date of Mr. Zore’s appointment to the Board.

The restricted stock grant to Mr. Zore will be made pursuant to the Amended and Restated RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan, and the form of restricted stock grant agreement which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated February 27, 2006, which is incorporated herein by reference. In accordance with the Company’s policies, the restricted stock grant to Mr. Zore will be made on the third business day following the release date of the Company’s financial results for the third fiscal quarter of 2010.

The Company’s press release, issued August 11, 2010, announcing the retirement of Mr. Hecht and the appointment of Mr. Zore is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(e) On August 10, 2010, the Committee adopted, and the Board ratified the Committee’s adoption of, an amendment to the Company’s 2001 Stock Incentive Plan (the “Plan”). This amendment to the Plan removes the Company’s ability to issue reload options under the Plan and provides that the exercise price applicable to options granted pursuant to the Plan may not be less than the fair market value (as defined in the Plan) of the underlying shares on the date of grant. A copy of the amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit #	Description
10.1	Amendment to the 2001 Stock Incentive Plan
99.1*	Copy of the Company’s press release, issued August 11, 2010

*	Exhibit 99.1 is being furnished to the SEC pursuant to Item 5.02 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: August 13, 2010
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to the 2001 Stock Incentive Plan
99.1*	Copy of the Company’s press release, issued August 11, 2010

*	Exhibit 99.1 is being furnished to the SEC pursuant to Item 5.02 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant’s other SEC filings.